Exhibit 23


G. BRAD BECKSTEAD
Certified Public Accountant
                                         330 E. Warm Springs
                                         Las Vegas, NV 89119
                                                702.528.1984
                                         425.928.2877 (efax)





May 14, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of May 14, 2001, on the Financial Statements of Prestige Jewelry, Inc. from the inception date of July 13, 1999 through March 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead, CPA
--------------------------
G. Brad Beckstead, CPA